Exhibit 10.81
INTERNATIONAL TRANSMISSION COMPANY
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
PREAMBLE
     Benefits under the International Transmission Company Executive Supplemental Retirement Plan (“Plan”) are available to designated executives and key management employees of ITC Holdings Corp. (“Company”) and its Subsidiaries and Affiliates. The Company has established this Plan to benefit executives of the Company and its Subsidiaries and Affiliates in a manner that will be in the best interest of the Company and its shareholders.
SECTION 1.
TITLE, PURPOSE AND EFFECTIVE DATE
     1.01. Title. The title of this Plan shall be the “International Transmission Company Executive Supplemental Retirement Plan” and shall be referred to in this document as the “Plan”.
     1.02. Purpose. The purpose of the Plan is to promote the success of the Company and its Subsidiaries and Affiliates by providing the ability to attract and retain talented executives by providing such designated executives with additional retirement benefits.
     It is intended that this Plan provide deferred compensation for a “select group of management or highly compensated employees” within the meeting of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”) and, therefore, to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.
     1.03. Effective Date. The Plan was established effective March 1, 2003. The Plan is hereby restated in its entirety, effective as of
December, 1, 2008.
SECTION 2.
DEFINITIONS
     The following words and terms, as used in this Plan, shall have the meanings set forth below, unless a clearly different meaning is required by the context in which the word or phrase is used.
     2.01. “Account” means the hypothetical record or bookkeeping entry maintained by the Company reflecting each Participant’s Compensation Credits, annual Investment Credits and any distributions under the Plan. The term “Account” should not be construed as an actual segregation of assets for the benefit of any particular Participant.
     2.02. “Affiliate” means any entity directly or indirectly controlling, controlled by or under common control with the Company.

     2.03. “Anniversary Year” means the 12-month period of active service beginning with the date an executive is originally designated a Participant under this Plan.
     2.04. “Annual Cash Bonus” means the compensation payable in the Plan Year under the Company’s Annual Incentive Plan, and any similar annual incentive plan of a Subsidiary or Affiliate, or any successor plans thereto.
     2.05. “Base Salary” means base salary payable prior to reduction for any pre-tax deferrals under Code Sections 125, 129, or 401(k) and prior to reduction for any payroll deduction for taxes or any other purpose. “Base Salary” shall exclude any bonus, long-term awards, fringe benefit or other form of remuneration.
     2.06. “Beneficiary” means the person, persons or entity designated in writing by the Participant, on forms, provided by the Company, to receive distribution of certain death benefits payable under the Plan in the event of the Participant’s death.
     2.07. “Board” means the Board of Directors of the Company.
     2.08. “Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder. References to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.
     2.09. “Committee” means the Committee designated by the Board. The Committee is responsible for the administration of the Plan and may delegate such administrative responsibilities under this Plan.
     2.10. “Company” means ITC Holdings Corp. or its successors and assigns.
     2.11. “Compensation” for periods on or after March 1, 2003, means a Participant’s Base Salary, plus Annual Cash Bonus.
     2.12. “Compensation Credit” means an amount equal to 9% of the Participant’s Compensation. Such credit shall be computed and credited to the Participant’s Account on an annual basis as of the last business day of the year. In order to receive a Compensation Credit for a given year, the Participant must be actively employed by the Company or a Subsidiary or Affiliate on the last business day of the year.
     2.13. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder. References to any section or subsection of ERISA includes any references to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.
     2.14. “Investment Credit” means the hypothetical earnings posted to the Participant’s Account each Plan Year. The Investment Credit will be equal to the same annual earnings rate that is determined from time to time as the “Interest Credit” applied to the cash balance accounts for participants under Section 5.02 of the International Transmission Company Retirement Plan.

     2.15. “Participant” means an executive of the Company or a Subsidiary or Affiliate who has been designated by the Committee as eligible to participate in the Plan.
     2.16. “Plan” means the International Transmission Company Executive Supplemental Retirement Plan, as described herein and as amended and restated from time to time.
     2.17. “Plan Year” means the period beginning January 1 and ending December 31 of each year.
     2.18. “Spouse” means an individual who is legally married to a Participant under the laws of the State in which the Participant resides, on the day immediately preceding the Participant’s date of death.
     2.19. “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     2.20. “Vested Account” means the amount that the Participant is entitled to receive upon termination of employment for any reason with the Company (and any Subsidiary or Affiliate), equal to the vested percentage of the Participant’s Account as determined under Section 6.
SECTION 3.
PARTICIPATION
     3.01. Designation By Committee. An executive may only become a Participant by designation by the Committee. Such executive must be an individual who is included within a “select group of management or highly compensated employees”, within the meaning of Title I of ERISA.
     3.02. Effective Date of Participation. An executive shall become a Participant as of the date he or she is first designated as a Participant by the Committee.
     3.03. Revocation of Designation. A Participant whose designation is revoked prior to the Participant’s termination of employment or death shall not receive any Compensation Credits under the Plan subsequent to the date of such revocation. However, the balance deemed to be in the Participant’s Account as of the date of revocation shall continue to be reflected in the Participant’s Account, and shall be increased by annual Investment Credits under Section 4.01 until distribution of the Participant’s Account as provided in Section 5.
          With respect to a Participant whose designation has been revoked under this Section (including an executive who is subsequently redesignated as a Participant under Section 3.01), the provisions of Section 6.03 shall govern for purposes of determining the Participant’s vested percentage in his or her Account.

SECTION 4.
ACCOUNTS AND EARNINGS
     4.01. Establishment of Accounts. The Committee shall establish a hypothetical bookkeeping Account for each Participant. The initial value of a Participant’s Account shall be zero. Compensation Credits shall be credited to a Participant’s Account as of the last business day of the Plan Year. The Participant’s Account at the end of the first Plan Year in which the Participant commences participation in the Plan shall equal the Compensation Credit for the Participant for that Plan Year, less the “Special Employer Contribution” (if any) made with respect to the Participant under Section 5.02 of the International Transmission Company Retirement Plan.
          In all subsequent years, the Participant’s Account shall be recalculated at the end of each Plan Year, and shall equal the sum of the following:
          (a) the prior Plan Year’s ending balance of the Account; plus
          (b) the Investment Credit on the prior Plan Year’s ending Account balance; plus
          (c) the Compensation Credit for the Participant for the current Plan Year, less the “Special Employer Contribution” (if any) made with respect to the Participant under Section 5.02 of the International Transmission Company Retirement Plan.
     4.02. No Requirement to Fund. The Company shall have sole discretion whether or not to invest any of the Company’s funds (whether or not in trust) in a manner that reflects the Compensation and Investment Credits under this Plan, or in any other manner. If and to the extent the Company chooses to invest in any particular investment, assets acquired by the Company shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form part of any Participant’s Account. Nothing herein, however, shall preclude the Company from informally segregating assets that are intended to be a source of payment of benefits from the Plan. The Company shall not be required to fund its obligations in any manner and shall not be required to invest in any particular investment. The Company may, without limitation, purchase life insurance or any security or other property with respect to any or all of its obligations under the Plan. Participants shall have no right, title or interest in any assets held by the Company (or any trust) by reason of a Participant’s participation in this Plan.
SECTION 5.
FORM AND TIMING OF PAYMENT
     5.01. Distribution of Account. The Company shall distribute each Participant’s Vested Account in accordance with the Participant’s election as to form of distribution unless the Plan provides otherwise. The Participant’s distribution election shall provide for payment in either (i) annual installments over a period of not less than two years and not more than 15 years, in one year increments, as described in Section 5.03(a), or (ii) a lump sum distribution as described in Section 5.03(b). If no distribution election is on file with the Company, the Participant’s Vested Account shall be distributed in a single lump sum.
     5.02. Timing of Commencement of Distributions. Payment of a lump sum distribution or the first of any annual installments elected under section 5.01, shall be made as of the March 1 of the Plan Year following the year of the Participant’s termination of employment for any reason with the Company (and any Subsidiary or Affiliate). Subsequent annual installments (if any) shall be made each following March 1 of the installment period. Section 7.03 shall govern timing of a distribution due to a Participant’s death.
          The foregoing notwithstanding, in the event the Participant is determined to be a “specified employee” in accordance with Code Section 409A and the rules and regulations promulgated thereunder, then the lump sum distribution or the first of any annual installment payments to the Participant under this Plan will be made on the later of: (i) the March 1 of the Plan Year following the year of the Participant’s termination of employment; or (ii) the first business day following the date that is six months after the date of termination of the Participant’s employment. Further, for all purposes under this Plan, references to “termination” of employment (or variations thereof), shall be synonymous with the meaning given to the term “separation from service” as provided under Code Section 409A, and the rules and regulations promulgated thereunder.
     5.03. Form of Distributions.
          (a) Annual Installments. The distribution to a Participant shall be paid in cash. The initial annual installment distribution shall be determined by dividing the value of the Participant’s Vested Account, determined as of December 31 of the Plan Year in which the Participant’s employment terminated, by the number of installment payments to be made. The amount distributed to the Participant thereafter shall be recalculated each year to reflect changes in the Participant’s Account through December 31 of such subsequent calendar year and the remaining number of installment payments to be made. Investment Credits shall be credited to the Participant’s Account through December 31 of each Plan Year in which the Participant has a remaining Account balance.
          (b) Lump Sum Distribution. The distribution shall be paid in a single cash payment equal to the Participant’s Vested Account balance, determined as of December 31 of the Plan Year in which the Participant’s employment terminated.
          (c) Distribution of Small Amounts. Notwithstanding a Participant’s distribution election, if a Participant’s Vested Account balance is less than or equal to $10,000 as of December 31 of the Plan Year in which the Participant’s employment terminated, the Participant’s Vested Account shall be paid in a single cash lump sum. The foregoing notwithstanding, in the event the Participant also participates in another deferred compensation plan that is required to be aggregated with this Plan in accordance with Code Section 409A and the rules and regulations promulgated thereunder, then this provision shall not apply.
     5.04. Initial Distribution Election. An executive who becomes a new Participant in the Plan, shall, by no later than thirty (30) days after being designated as a Participant, make a one-time election as to the form of distribution (as permitted under Section 5.01) to be made upon his later termination of employment, of all amounts credited at any time to his Vested Account under the Plan.
          The foregoing notwithstanding, with respect to any executive who is a Participant in the Plan as of the effective date of this amended and restated version of the Plan, and without regard as to whether such Participant has made a prior distribution election under the Plan, such Participant shall be permitted to make an “initial” election as to the form of distribution (as permitted under Section 5.01) to be made upon his later termination of employment, of all amounts credited at any time to his Vested Account under the Plan, by no later than December 31, 2008, as permitted under transition rules issued under Code Section 409A; provided, that such election shall apply only to amounts that would not otherwise be payable to the Participant in 2008, and shall not cause any amount to be paid to the Participant in 2008 that would not otherwise be payable in 2008.
SECTION 6.
VESTING OF BENEFITS
     6.01. General. A Participant shall vest 20% per Anniversary Year in his or her Account. There is no partial vesting for a portion of an Anniversary Year. A Participant’s vested percentage in his or her Account shall equal the product of (i) 20% and (ii) the Participant’s number of Anniversary Years as of the date of his or her termination of employment. Participants shall not receive credit for service with the DTE Energy Company.
          If a Participant terminates employment with the Company or a Subsidiary or Affiliate prior to becoming 100% vested under Section 6.01, the Participant’s Vested Account shall be distributed in accordance with Section 5 and the nonvested portion of the Account shall be forfeited.
     6.02. Rehired Participants.
          (a) Vesting. If a Participant who previously terminated employment with an Account that was less than 100% vested is subsequently rehired by the Company or a Subsidiary or Affiliate and is again designated a Participant in accordance with Section 3, any Account value forfeited upon the prior termination shall not be reinstated. A new Account (with an initial value of zero) shall be established for such rehired Participant for the purpose of recording Compensation Credits and Investment Credits beginning after such Participant’s rehire date.
          However, if the Participant has not incurred consecutive one-year breaks in service equal to (or in excess of) the greater of (i) 5 years, or (ii) the aggregate number of Anniversary Years the Participant had earned before such break in service, such Participant’s vested percentage in his or her new Account shall be redetermined periodically under Section 6.01 based on the total of such Participant’s Anniversary Years following his or her rehire, as adjusted to take into consideration such Participant’s pre-break Anniversary Years.
          (b) Pay Status of Prior Benefit. If the rehired Participant is receiving annual installment distributions of his or her Vested Account as it existed on the date of the Participant’s termination of employment, such prior Account (i) will remain separate from the new Account established as described in Section 6.02(a), (ii) will retain the vested percentage determined under Section 6.01 as of the Participant’s prior date of termination, and (iii) any installment payments then remaining payable to the Participant therefrom will continue in accordance with the schedule previously elected by the Participant under Section 5.01.
     6.03. Redesignated Participants. If a Participant’s designation as a Participant is revoked under Section 3.03 prior to becoming 100% vested under Section 6.01, such Participant’s vested percentage shall not change from that determined as of the date of such revocation. However, if such Participant is subsequently redesignated as a Participant under Section 3.01, such Participant’s vested percentage shall be redetermined periodically under Section 6.01 based on the total of such Participant’s Anniversary Years following his or her redesignation, as adjusted to take into consideration such Participant’s Anniversary Years prior to the initial revocation.
SECTION 7.
SELECTION OF AND PAYMENTS TO BENEFICIARY
     7.01. Beneficiary Designation. A Participant shall designate a Beneficiary on a form provided by the Human Resources Director or his or her designee, for the purpose of designating a Beneficiary. If a Participant has not designated a Beneficiary, or if a designated Beneficiary is not living or in existence at the time of a Participant’s death, any death benefits payable under the Plan shall be paid to the Participant’s Spouse, if then living, and if the Participant’s Spouse is not then living, to the Participant’s estate.
     7.02. Change in Beneficiary. A Participant may change the designated Beneficiary from time to time by filing a new written designation with the Human Resources Director, or his or her designee. Such designation shall be effective upon receipt by the Human Resources Director or his or her designee.
     7.03. Survivor Benefit. If an active Participant dies with an Account balance under this Plan, his Beneficiary shall be entitled to receive a cash lump sum distribution of 100% of the balance in the Participant’s Account. If a Participant dies after commencing receipt of installment payments under Section 5.02, any future installments remaining due will be discontinued and the then remaining balance of the Participant’s Account shall be payable to the Beneficiary in a cash lump sum. The lump sum distribution shall be paid within ninety (90) days following the Participant’s death, and shall be equal to the value of the Participant’s Account determined as of December 31 of the Plan Year immediately preceding payment to the Beneficiary.
SECTION 8.
TAX WITHHOLDING
     Benefit payments hereunder shall be subject to applicable federal, state, and local wage and income tax withholding laws.

SECTION 9.
ADMINISTRATION OF THE PLAN
     9.01. Duties and Power. The Committee shall be the “named fiduciary” for the Plan responsible for the general operation and administration of the Plan and the proper execution of its provisions. It shall have full discretionary authority to interpret the Plan and to determine the response to all questions arising from its provisions. It shall maintain all necessary books of accounts and records. It shall have the full discretionary power and authority to establish, interpret, enforce, amend, and revoke, from time to time, such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, including the right to remedy ambiguities, inconsistencies and omissions. Any action that the Committee is required or authorized to take shall be final and binding upon each and every person who is or may become a Plan Participant or Beneficiary. The Committee may delegate its authority to administer the Plan.
     9.02. Benefit Statements. The Committee, or its designee, will provide each Participant with an annual statement setting forth the Participant’s Account balance.
     9.03. Right to Accelerate for Certain Tax Payments. In the event a Participant receives an assessment of Federal Insurance Contributions Act taxes from the Internal Revenue Service (“IRS”), or of state or local income taxes, which treats any amount payable to Participant under this Plan as taxable for such purpose prior to the actual payment of such amount to Participant, the Company shall pay an amount equal to such taxes to or on behalf of Participant. Further, in the event Participant receives an assessment of income taxes from the IRS which treats any amount payable to Participant under this Plan as includible in his gross income prior to the actual payment of such amount to Participant due to the failure of this Plan to meet the requirements of Code Section 409A, and the rules and regulations promulgated thereunder, the Company shall pay an amount equal to such taxes to or on behalf of Participant. In either event, such payment will be made within 30 days after receipt of notice from Participant of such assessment, which notice Participant shall timely give to Company. Thereafter, any amounts payable to the Participant under this Plan shall be reduced accordingly by an amount equal to all such payments by the Company, so long as the Board determines that the reduction of such amount will not result in additional taxes being imposed on Participant under Code Section 409A. Notwithstanding the foregoing, in the event the Company decides to challenge the IRS’s assessment, the Company shall promptly notify Participant in writing of such decision and the Company shall have the right to challenge such assessment, on behalf of Participant, at the Company’s cost and expense.
SECTION 10.
AMENDMENT AND TERMINATION
     10.01. Right to Amend or Terminate. The Plan may be amended, modified, or terminated by the Committee at any time. Such amendment, modification or termination may modify or eliminate any benefit hereunder except that such amendment, modification or termination shall not affect the rights of Participants or Beneficiaries to the vested portion of a Participant’s Account as of the date of such amendment or termination. In the event the Plan is terminated, Participants shall nevertheless receive payment of their benefits under the Plan in accordance with Code Section 409A and the rules and regulations promulgated thereunder.
SECTION 11.
MISCELLANEOUS
     11.01. Unfunded Plan. The Plan shall be unfunded within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. All benefits payable under the Plan shall be paid from the Company’s general assets. The Company shall not be required to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, each of whom shall have the status of a general unsecured creditor with respect to the Company’s obligation to make benefit payments pursuant to the Plan. Any assets of the Company available to pay Plan benefits shall be subject to the claims of the Company’s general creditors and may be used by the Company in its sole discretion for any purpose. A Participant shall be treated as an unsecured creditor of the Company for all benefits under the Plan.
     11.02. No Right to Continued Employment. Nothing in the Plan shall create or be construed as a contract between the Company (or a Subsidiary or Affiliate) and employees for any matter including giving any person employed by the Company or a Subsidiary or Affiliate the right to be retained in the employ of the Company, Subsidiary or Affiliate. The Company and each Subsidiary and Affiliate expressly reserve the right to dismiss any person at any time, with or without cause, without liability for the effect that such dismissal might have upon him as a Participant in the Plan or for any other purpose.
     11.03. Prohibition Against Alienation. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.
     11.04. Savings Clause. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision and the remaining provisions hereof shall continue to be construed and enforced as if the invalid or unenforceable provision had not been included.
     11.05. Payment of Benefit of Incompetent. In the event the Committee finds that a Participant, former Participant or Beneficiary is unable to care for his affairs because of his minority, illness, accident, or other reason, any benefits payable hereunder may, unless other claim has been made therefore by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent, or other blood relative or dependent or to any persons found by the Committee to have incurred expenses for the support and maintenance of such Participant, former Participant, or Beneficiary; and any such payments so made shall be a complete discharge of all liability therefore.
     11.06. Spouse’s Interest. The interest in the benefits hereunder of a Spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such Spouse in any manner including, but not limited to, such Spouse’s will, nor shall such interest pass under the laws of intestate succession.
     11.07. Successors. In the event of any consolidation, merger, acquisition or reorganization of the Company, the obligations of the Company and its Subsidiaries and Affiliates participating under this Plan shall continue and be binding upon the Company, its participating Subsidiaries and Affiliates, and their successors.
     11.08. Gender, Number and Heading. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the female gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.
     11.09. Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses that the Participant may incur as a result of the Company contesting the validity, enforceability, or the Participant’s interpretation of, or determinations under this Plan, other than tax withholding under Section 8.
     11.10. Choice of Law. This Plan shall be governed by and construed in accordance with the laws of the State of Michigan, other than its choice-of-law rules, to the extent not superseded by applicable federal statutes or regulations.
     11.11. Affiliated Employees. Transfers of employment between the Company and its Subsidiaries and Affiliates will be treated as continuous and uninterrupted service under the Plan.
     11.12. Plan Document. This restated Plan document provides the final and exclusive statement of the terms of the Plan. Unless otherwise authorized by the Committee or its delegate, no amendment or modification to this Plan shall be effective until reduced to writing and adopted pursuant to Section 10.01. This document legally governs the operation of the Plan, and any claim of right or entitlement under the Plan shall be determined solely in accordance with its provisions. To the extent that there are any inconsistencies between the terms of any related materials and the terms of this document, the terms of this document shall control and govern the operation of the Plan. No other evidence, whether written or oral, shall be taken into account in determining the right of a Participant, or Beneficiary, as applicable, to any benefit of any type under the Plan.
          All payments under this Plan are intended to be in compliance with Section 409A of the Code, but in no event shall the Company be responsible for any tax or penalty owed by any Participant or the Participant’s beneficiary with respect to payments hereunder. At all times between January 1, 2005 and the effective date of this amended and restated Plan, this Plan was administered in good faith compliance under Code Section 409A, taking into account the statutory language, legislative history and interim guidance issued by the IRS relating to Code Section 409A.

SECTION 12.
ARBITRATION
     In the event of any dispute, claim or controversy (hereinafter referred to as a “(Grievance”) between a Participant who is eligible to elect to receive the benefits provided under this Plan and the Company with respect to the payment of benefits to such Participant under this Plan, the computation of benefits, under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration in accordance with this Section 12.
          (a) Arbitration shall be the sole and exclusive remedy to redress any Grievance.
          (b) The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.
          (c) The arbitration shall be conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association and reasonable expenses of the arbitrators and the American Arbitration Association shall be borne by the Company.
          (d) The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit, Michigan metropolitan area.
          (e) The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s) sole authority shall be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no Participant eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action or proceeding instituted in any federal court, state court, local court, or administrative agency by such employee or the Company with respect to any Grievance which is arbitrable as herein set forth.
          (f) The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.
SECTION 13.
CHANGE IN CONTROL PROVISIONS
     13.01. General. In the event of a Change in Control, as defined in Section 13.05, then, notwithstanding any other provision of the Plan, the provisions of this Section 13 shall be applicable and shall supersede any conflicting provisions of the Plan.
     13.02. Immediate Vesting. In the case of a Change in Control, each Participant’s Account shall immediately be 100% vested.

     13.03. Joint and Several Liability. Upon and at all times after a Change in Control, the liability under the Plan of the Company and each Subsidiary and Affiliate that has adopted the Plan shall be joint and several so that the Company and each such Subsidiary and Affiliate shall each be liable for all obligations under the Plan to each Participant covered by the Plan, regardless of the corporation or other entity by which such Participant is employed.
     13.04. Dispute Procedures. In the event that, upon or at any time subsequent to a Change in Control, a disputed claim for benefits under the Plan is brought by a Participant or Beneficiary, the following additional procedures shall be applicable:
          (a) Any amount that is not in dispute shall be paid to the Participant or Beneficiary at the time or times provided herein.
          (b) The Company shall advance to such claimant from time to time such amounts as shall be required to reimburse the claimant for reasonable legal fees, costs and expenses incurred by such claimant in seeking a judicial resolution of his or her claim, including reasonable fees, costs and expenses relating to arbitration.
     13.05. Definition of Change in Control. For purposes of this Section 13, “Change in Control” means the occurrence of any of the following events:
          (a) If any one person, or more than one person acting as a group (as defined in Code Section 409A and IRS guidance issued thereunder), acquires ownership of common stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the common stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the common stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Company (within the meaning of Code Section 409A and IRS guidance issued thereunder). An increase in the percentage of common stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in such Company remains outstanding after the transaction;
          (b) If any one person, or more than one person acting as a group (as determined in accordance with Code Section 409A and IRS guidance thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of common stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the common stock of the Company;
          (c) If a majority of members on the Company’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term “Company” refers solely to the “relevant corporation,”

as defined in Code Section 409A and IRS guidance issued thereunder, for which no other corporation is a majority shareholder); or
          (d) If there is a change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
     IN WITNESS WHEREOF, ITC Holdings Corp. has caused this restated Plan to be executed as of this ___ day of                     , 2008.

ITC Holdings Corp.

By:

Its: